EXHIBIT 23.6

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 9 to the Registration Statement on Form S-11 (No. 333-196886) of Jones Lang LaSalle Income Property Trust, Inc. of:

•	Our report dated May 20, 2015, relating to our audit of the statement of revenues and certain expenses of DFW Distribution Center for the year ended December 31, 2014,

•	Our report dated July 24, 2015, relating to our audit of the statement of revenues and certain expenses of Townlake of Coppell for the year ended December 31, 2014,

•	Our report dated October 15, 2015, relating to our audit of the statement of revenues and certain expenses of Whitestone Market Shopping Center for the year ended December 31, 2014,

included in Jones Lang LaSalle’s Form 8-K/A filed with the Securities and Exchange Commission on January 12, 2016.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus which is part of the Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

April 1, 2016